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                                                                 EXHIBIT 10.15

                           Novel Experimental Technology

                       1998 STOCK OPTION/STOCK ISSUANCE PLAN

                                     ARTICLE I
                                 GENERAL PROVISIONS

     1.   PURPOSE

          This 1998 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Novel Experimental Technology (the "Corporation"), by providing individuals who render valuable services to the Corporation (or any Parent or Subsidiary) with the opportunity to acquire ownership interests in the Corporation so as to encourage them to continue to render services to the Corporation (or any Parent or Subsidiary).

     2.   STRUCTURE OF THE PLAN; TERMINOLOGY

          This Plan has two separate components: the Option Grant Program set forth in Article II and the Stock Issuance Program set forth in Article III. For the purposes of this Plan, any capitalized term shall have the meaning assigned under Article IV, Section 8 hereof.

     3.   ADMINISTRATION OF THE PLAN

          A. This Plan shall be administered by either the Board or a committee of two (2) or more Board members appointed by the Board to which the Board has delegated administrative functions under the Plan (the "Plan Administrator"). Members of any committee to which the Board has delegated any administrative functions shall serve for such terms as the Board shall determine and subject to the Board's right of removal. All delegations of authority to any committee shall be and remain revocable by the Board.

          B. The Plan Administrator shall have full power and authority to implement, interpret and administer the Plan, to establish all such rules and regulations as it deems appropriate, and to make such determinations under the Plan and any outstanding option grants or share issuances as it deems necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or share issuance.

     4.   SELECTION OF OPTIONEES AND PARTICIPANTS

          A. The persons eligible to receive share issuances under the Stock Issuance Program and/or option grants pursuant to the Option Grant Program are limited to Employees; non-employee members of the Board of the Corporation (or of any Parent or Subsidiary); and consultants and other independent contractors who provide valuable services to the Corporation (or of any Parent or Subsidiary).

          B. The Plan Administrator shall have the absolute discretion and authority to determine, subject to the provisions of this Plan, the terms of any option grant or share issuance. In addition to any other matters over which the Plan Administrator has discretion hereunder, the Plan Administrator shall determine which, if any, eligible individuals will be granted options in accordance with Article II of the Plan and which will be issued shares in accordance with Article III of the Plan. With respect to option grants made under the Plan, the Plan Administrator will determine the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable, the vesting schedule (if any) applicable to the option shares (provided that vesting shall not be slower than 20% per year over five (5) years from the option grant date) and the maximum term for which the option may remain outstanding. With respect to share issuances under the Stock Issuance Program, in addition to other matters over which the Plan Administrator has discretion hereunder, the Plan Administrator will determine the number of shares to be issued to each issuee, the vesting schedule (if any) applicable to the issued shares (provided that vesting

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shall not be slower than 20% per year over five (5) years from the date the stock was purchased), and the consideration to be paid by the individual for such shares.

          C. Common Stock issuable under the Plan, whether under the Option Grant Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be imposed by the Plan Administrator and set forth in the documents governing such option or issuance.

     5.   STOCK SUBJECT TO THE PLAN

          A. Common Stock of the Corporation will be issued under the Plan. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 589,771 shares, subject to adjustment from time to time in accordance with the provisions of this Section 5 of Article I.

          B. Shares reserved for issuance under granted options but not in fact issued pursuant to options granted under the Plan due to the expiration or termination of the option or the cancellation of the option in accordance with
Section 3 of Article II, will again become available for issuance under the Plan. Shares actually issued under the Plan, whether pursuant to the exercise of an option under the Option Grant Program or a stock issuance pursuant to the Stock Issuance Program, which are subsequently repurchased by the Corporation will not become available for future issuance.

          C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Plan and (ii) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option and unexecuted stock issuance in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

     6.   AMENDMENT OF THE PLAN AND AWARDS

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the rights and obligations of an optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any issuee with respect to Common Stock issued under the Plan prior to such action unless such optionee or issuee consents to such amendment. In addition, the Board shall not, without the approval of the Corporation's shareholders, amend the Plan so as to (i) increase the maximum number of shares issuable under the Plan (except for adjustments required under Article I, Section 5.C), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for participation in the Plan.

          B. Options to purchase shares of Common Stock may be granted under the Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program, which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan is obtained. If such approval is not obtained within twelve (12) months after the date the initial excess issuances are made, then (I) any unexercised options representing such excess shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund to the optionees and issuees the option or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

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     7.   EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan shall become effective when adopted by the Board. Options to purchase shares of Common Stock may be granted under the Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program from and after the effective date, provided any shares actually issued under the Plan are held in escrow until shareholder approval of the Plan is obtained. If such approval is not obtained within twelve (12) months after the effective date, then (I) all options shall terminate and cease to be exercisable, (II) the Corporation shall promptly refund to the optionees and issuees the option or purchase price paid for any shares issued under the Plan, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding, and (III) this Plan shall terminate in its entirety.

          B. Unless sooner terminated by reason of Section 7A of this Article I, the Plan shall terminate upon the earlier of (i) July 26, 2008, or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under Article II or the issuance of shares under Article III. The termination of the Plan shall have no effect on any outstanding options under or shares issued and outstanding under the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing such options and issuances.

     8.   NO EMPLOYMENT OR SERVICE RIGHTS

          Nothing in the Plan shall confer upon any person any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) or of the optionee or the issuee, which rights are hereby expressly reserved by each, to terminate Service of the optionee or issuee at any time for any reason whatsoever, with or without cause or to engage in any Corporate Transaction.

                                    ARTICLE II
                                OPTION GRANT PROGRAM

     1.   TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non--Statutory Options except that individuals who are not Employees may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions of Sections 1 and 3 of this Article II and each instrument evidencing an Incentive Option shall, in addition, comply with the provisions of Section 2 of this Article II.

          A.   OPTION PRICE.

          (I) The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than ninety percent (90%) of the Fair Market Value of a share of Common Stock on the date of the option grant. If the individual to whom the option is granted is a 10% Shareholder, then the option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the option grant.

          (II) The option price per share shall become immediately due upon exercise of the option and shall, subject to the provisions of Article IV,
Section 1 and the agreement evidencing such grant, be payable in cash or check drawn to the Corporation's order. Notwithstanding the above, should the Corporation's outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, at the time the option is exercised, then the option price may also be paid as follows:

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                    -         in shares of Common Stock held by the optionee for
the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value; or

                    - through a special sale and remittance procedure pursuant to which the optionee provides irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the option price must occur at the time the option is exercised.

          B. TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date.

          C. NO ASSIGNMENT. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

          D. TERMINATION OF SERVICE. The following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death:

               (I) Should the optionee cease to remain in Service for any reason other than death or Permanent Disability or termination for cause, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

               (II) Should such Service terminate by reason of Permanent Disability or should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's cessation of Service or death. During the limited exercise period following the optionee's death, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

               (III) Should such Service terminate by reason of termination for cause, the option shall immediately terminate and entirely cease to be exercisable.

               (IV) The Plan Administrator shall have full power and authority to extend (either at the time the option is granted or at any time while the option remains outstanding) the period of time for which the option is to remain exercisable following the optionee's cessation of Service, from the limited period otherwise applicable under subsection 1C of this Article II, to such greater period of time as the Plan Administrator may deem appropriate under the circumstances.

               (V) Notwithstanding the above no option shall be exercisable after the specified expiration date of the option term.

               (VI) Each such option shall, during the applicable limited exercise period, be exercisable only with respect to the shares for which the option was exercisable on the date of the optionee's cessation of Service.

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          E.   SHAREHOLDER RIGHTS.  An optionee shall not have rights as a shareholder with respect to any shares subject to an option until such optionee shall have exercised the option and paid the option price.

     2.   INCENTIVE OPTIONS

          All provisions of the Plan shall be applicable to Incentive Options granted hereunder and, in addition, the terms and conditions specified in this
Section 2 shall be applicable to Incentive Options granted under the Plan. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions set forth herein.

          A.   OPTION PRICE.

               (I) The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the grant date.

               (II) If the individual to whom the option is granted is a 10% Shareholder, then the option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the option grant.

          B. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the date or dates of grant) of Common Stock which first becomes exercisable during any one calendar year under Incentive Options granted to any Employee under any option plan of the Corporation (or any parent or subsidiary corporation) shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds options which become exercisable in the same calendar year, the foregoing limitation on such options shall be applied on the basis of the order in which such options are granted. Any options in excess of such limitation shall automatically be treated as Non-statutory Options.

          C. TERM OF OPTION FOR 10% SHAREHOLDERS. No option granted to a 10% Shareholder shall have a term in excess of five (5) years from the grant date.

     3.   CANCELLATION AND NEW GRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or a different numbers of shares of Common Stock but having an option price per share established at the time of such cancellation and regrant in accordance with the provisions of this Plan.

                                    ARTICLE III
                               STOCK ISSUANCE PROGRAM

     1.   STOCK ISSUANCES

          Shares of Common Stock shall be issuable under the Stock Issuance Program through direct and immediate issuances without any intervening stock option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") in a form acceptable to the Plan Administrator, which form shall be in compliance with the provisions of the Plan.

     2.   ISSUE PRICE

          The purchase price per share shall be fixed by the Plan Administrator, but in no event shall it be less than ninety percent (90%) of the Fair Market Value of a share of Common Stock at the time of issuance;

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provided, that the price shall be 110% of the Fair Market Value of a share of
Common Stock on the stock issuance date in the case of any 10% Shareholder.

     3.   PAYMENT OF ISSUE PRICE

          Except as provided in Article IV, Section 1, shares shall be issued only in exchange for cash, a check payable to the Corporation, for services previously rendered to the Corporation (or any Parent or Subsidiary) or such other lawful consideration as may be acceptable to the Plan Administrator.

     4.   NO ASSIGNMENT

          During the lifetime of the issuee, the stock issuance right shall be personal to the issuee and shall not be assignable or transferrable by the issuee otherwise than by will or by the laws of descent and distribution following the issuee's death.

                                    ARTICLE IV
                                   MISCELLANEOUS

     1.   LOANS

          A. The Plan Administrator may assist any optionee or issuee (other than a non-employee director) in the exercise of one or more options granted to such optionee under the Option Grant Program or the purchase of one or more shares to be issued to such issuee under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such optionee or issuee, or (ii) permitting the optionee or issuee to pay the option price or purchase price for the purchased Common Stock in installments over a period of years.

          B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be authorized with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events the maximum credit available to each optionee or issuee may not exceed the sum of (i) the aggregate option price or purchase price payable for the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the optionee or issuee in connection with such exercise or purchase.

          C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

     2.   VESTING OF SHARES AND REPURCHASE RIGHTS

          A. The Plan Administrator, in its absolute discretion, may issue fully and immediately vested shares of Common Stock, or the Plan Administrator may impose such vesting requirements, subject to Article I, Section 4.B hereof, as it deems appropriate with the Corporation retaining a right to repurchase any unvested shares. The terms of the vesting schedule and of the Corporation's repurchase rights shall be as determined by the Plan Administrator and set forth in the agreement governing such issuance.

          B. Without limitation, the Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator, shall be consistent with the provisions of California Corporations Commissioner Rule 260.140.41(k)(2), and shall be set forth in the document evidencing such repurchase right.

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          C.   Any new, additional or different shares of stock or other
property (including money paid other than as a regular cash dividend) which the holder of unvested Common Stock may have the right to receive by reason of a stock dividend, stock split, reclassification or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting and repurchase limitations applicable to the unvested Common Stock with respect to which it was paid or arose, and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          D. No person to whom shares of Common Stock have been issued pursuant to the Plan may transfer any such shares which have not vested. However, provided the Corporation's bylaws are not inconsistent with such a gift, the issuee shall have the right to make a gift of unvested shares acquired under the Plan to his/her spouse, parents or issue or to a trust established for such spouse, parents or issue, provided the transferee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance or Stock Purchase Agreement executed by the issuee at the time of his/her acquisition of the gifted shares.

     3.   MARKET STAND-OFF AGREEMENTS

          The Plan Administrator may require each person to whom any shares are issued under this Plan to enter into an agreement which restricts or prohibits the sale of any stock of the Corporation by such person for a reasonable period of time following a public offering of any shares of stock by the Corporation.

     4.   RIGHT OF FIRST REFUSAL

          Until such time as the Corporation's outstanding shares of Common Stock are first publicly held, the Plan Administrator may subject any shares issued pursuant to the Plan to a right of first refusal with respect to any proposed disposition of such shares other than a transfer permitted by Section 2.C of this Article IV. Such right of first refusal shall be exercisable by the Corporation (or its assignees) in accordance with the terms and conditions specified in the instrument governing the issuance of such shares.

     5.   SECURITIES LAWS; LEGENDS

          A. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until the Corporation shall have determined that there has been full and adequate compliance with all applicable requirements of the Federal and state securities laws and all other applicable legal and regulatory requirements.

          B. Shares issued under the Plan shall bear such legends as the Plan Administrator deems necessary or appropriate, including such restrictive legends as the Plan Administrator shall require to reflect the terms of any agreement between the issuee and the Corporation.

     6.   SHAREHOLDER RIGHTS

          Subject to the rights of the Corporation set forth herein or in any other agreement entered into between the Corporation and an issuee of shares under the Plan, each person to whom shares of Common Stock have been issued under the Plan shall have all the rights of a shareholder with respect to those shares whether or not his/her interest in such shares is vested. Accordingly, the issuee shall have the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to such shares.

     7.   ACCELERATION

          The Plan Administrator may, in its discretion, provide for the automatic acceleration upon a Corporate Transaction of the time at which any option will become exercisable or for the lapse of any repurchase right tied to vesting. Such acceleration may be provided for at any time by the Plan Administrator in the exercise of its discretion, or may be included as a right of the optionee or issuee in the documents evidencing the rights of the optionee or issuee.

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     8.   DEFINITIONS

          The following definitions shall be in effect under this Plan:

          A.   BOARD shall mean the Board of Directors of the Corporation.

          B.   COMMON STOCK shall mean the common stock of the Corporation.

          C. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

               (i) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which more than fifty percent (50%) of the Corporation's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          D. EMPLOYEE shall mean an individual who is in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          E. FAIR MARKET VALUE per share of Common Stock on any relevant date under the Plan shall be the value determined in accordance with the following provisions:

               (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq Stock Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers through the Nasdaq Stock Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded on the Nasdaq Stock Market, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate. The Plan Administrator may, but shall not be required to, commission and rely upon an independent valuation.

          F. INCENTIVE OPTION shall mean a stock option which satisfies the requirements of Internal Revenue Code Section 422.

          G. NON-STATUTORY OPTION shall mean a stock option not intended to meet the requirements of Internal Revenue Code Section 422.

          H. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the


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Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          I. PERMANENT DISABILITY shall have the meaning assigned to such term in Internal Revenue Code Section 22(e)(3).

          J. SERVICE shall mean the provision of services to the Corporation or any Parent or Subsidiary by an individual in the capacity of an Employee, a non--employee member of the Board or a consultant or independent contractor.

          K. SUBSIDIARY shall mean each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          L. 10% SHAREHOLDER shall mean the owner of stock (as determined under Internal Revenue Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation.

     9.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

     10.  WITHHOLDING

          The Corporation's obligation to deliver shares upon the exercise of any options granted under Article II or the purchase of any shares issued under
Article III shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     11.  REGULATORY APPROVALS

          The implementation of the Plan, the granting of any options under the Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

     12.  FINANCIAL STATEMENTS

          Each optionee and issuee shall be entitled to receive annually the Corporation's annual report to shareholders and the financial statements included therein.

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                                                          APPENDIX A

                            NOVEL EXPERIMENTAL TECHNOLOGY
                                STOCK OPTION AGREEMENT


                                       RECITALS

          A. The Board of Directors of Novel Experimental Technology (the "Corporation") has adopted the Novel Experimental Technology 1998 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of persons who contribute to the growth and financial success of the Corporation.

          B. The Optionee specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice") is a person whom the Plan Administrator believes has and will contribute to the growth and financial success of the Corporation and this Agreement is intended to carry out the purposes of the Plan.

                                      AGREEMENT

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the Grant Notice, a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

          2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 17.

          3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

          4. DATES OF EXERCISE. This option may not be exercised in whole or in part at any time prior to the time the Plan is approved by the Corporation's shareholders in accordance with Paragraph 17. Provided such shareholder approval is obtained, this option shall thereupon become exercisable for the Option Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable in one or more installments, the installments shall accumulate and the option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement.

          5. ACCELERATED TERMINATION OF OPTION TERM. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

               (i) Except as otherwise provided in Article II, Section 1.D(III) of the Plan (stating that any outstanding option shall immediately terminate at the time of Optionee's termination for cause) or in subparagraph (ii) or (iii) below, should Optionee cease to remain in Service while this option is outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, or (if applicable) immediately at the time of Optionee's termination for cause, this option shall terminate and cease to be outstanding.

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


               (ii) Should Optionee die while this option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the EARLIER of (A) the expiration of the twelve (12) month period measured from the date of Optionee's death or (B) the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (iii) Should Optionee become Permanently Disabled and cease by reason thereof to remain in Service while this option is outstanding, then the Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (iv) During the limited period of exercisability applicable under subparagraph (i), (ii) or (iii) above, this option may be exercised for any or all of the Option Shares for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with the exercise schedule specified in the Grant Notice and the provisions of this Agreement.

          6.   SPECIAL TERMINATION OF OPTION.

          A. This Option, to the extent not previously exercised, shall terminate and cease to be exercisable upon the consummation of a Corporate Transaction unless this Option is expressly assumed by the successor corporation or Parent thereof.

          B. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Optionee basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          C. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7. ADJUSTMENT IN OPTION SHARES. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this option, (ii) the number of Option Shares for which this option is to be exercisable from and after each installment date specified in the Grant Notice and (iii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.

          9.   MANNER OF EXERCISING OPTION.

          A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions: (i) execute and deliver to the Secretary of the Corporation (a) written notice of exercise and (b) a Stock Purchase Agreement in substantially the form of Exhibit B to the Grant Notice; (ii) pay the aggregate Option Price for the purchased shares in one or more forms approved under Article II, Section 1.A(II) of the Plan; and (iii) furnish to the Corporation appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

          B. For purposes of this Agreement, the Exercise Date shall be the date on which Paragraph 9.A of this Agreement has been fully satisfied, and the fair market value of a share of Common Stock on any relevant date shall be determined as provided in Article IV, Section 8.E of the Plan.

          C. As soon after the Exercise Date as practical, the Corporation shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

          D. In no event may this option be exercised for any fractional shares.

          10.  COMPLIANCE WITH LAWS AND REGULATIONS.

          A. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or national market system on which shares of the Common Stock may be listed at the time of such exercise and issuance.

          B. In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and State securities laws.

          11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

          12.  LIABILITY OF CORPORATION.

          A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless Board of Directors and shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

          B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

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


          13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. Either party may change its address for notice by giving written notice of such change. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          14. LOANS. The Plan Administrator may, in its absolute discretion and without any obligation to do so, assist the Optionee in the exercise of this option by (i) authorizing the extension of a loan to the Optionee from the Corporation or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

          15. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. Capitalized terms not otherwise defined within this Agreement shall have the meanings ascribed to them in the Plan, unless the context clearly requires otherwise. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          16. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          17. SHAREHOLDER APPROVAL. The grant of this option is subject to approval of the Plan by the Corporation's shareholders within twelve (12) months after the adoption of the Plan by the Board of Directors. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, THIS OPTION MAY NOT BE EXERCISED IN WHOLE OR IN PART UNTIL SUCH SHAREHOLDER APPROVAL IS OBTAINED. In the event that such shareholder approval is not obtained, then this option shall thereupon terminate in its entirety and the Optionee shall have no further rights to acquire any Option Shares hereunder.

          18. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. Should this option be designated in the Grant Notice as immediately exercisable and as an incentive stock option, then this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Corporation's Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or its Parent or Subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18 would not be contravened.

          19. WITHHOLDING. Optionee hereby agrees (as a precondition to exercise) to make appropriate arrangements with the Corporation or Parent or Subsidiary corporation employing Optionee for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

                                     A-4